Exhibit 8.1

Subsidiaries of Registrant

Name	Place of Incorporation
Adcon S.A.	Argentina
Administrative Development Company	Delaware
Aduy S.A.	Uruguay
Alimentos Arcos Dorados de Venezuela C.A.	Venezuela
Alimentos Arcos Dorados Margarita, C.A.	Venezuela
Alimentos Arcos Dorados Punto Fijo, C.A.	Venezuela
Alimentos Latinoamericanos Venezuela ALV, C.A.	Venezuela
Arcgold del Ecuador, S.A.	Ecuador
Arcos del Sur, S.R.L.	Uruguay
Arcos Dorados Argentina S.A.	Argentina
Arcos Dorados Aruba N.V.	Aruba
Arcos Dorados B.V.	Netherlands
Arcos Dorados Caribbean Development Corp.	Delaware
Arcos Dorados Colombia S.A.S	Colombia
Arcos Dorados Coöperatieve U.A.	Netherlands
Arcos Dorados Costa Rica ADCR, S.A.	Costa Rica
ADCR Inmobiliaria, S.A.	Costa Rica
Arcos Dorados Curacao, N.V.	Curacao
Arcos Dorados French Guiana	French Guiana
Arcos Dorados Guadeloupe	Guadeloupe
Arcos Dorados Martinique	Martinique
Arcos Dorados Panama, S.A.	Panama
Arcos Dorados Puerto Rico, LLC	Puerto Rico
Arcos Dorados Restaurantes de Chile, Ltda.	Chile
Arcos de Valparaiso SpA	Chile
Arcos Dorados Trinidad Limited	Trinidad and Tobago
Arcos Dorados USVI, Inc.(St. Croix)	USVI
Arcos Dourados Comercio de Alimentos Ltda.	Brazil
Arcos Dourados Restaurantes Ltda.	Brazil
Arcos SerCal Inmobiliaria, S. de R.L. de C.V.	Mexico
Restaurantes ADMX, S. de R.L. de C.V.	Mexico
Arcos Dorados BraPa S.A.	Panama
Compañía de Inversiones Inmobiliarias S.A.	Argentina
Complejo Agropecuario Carnico (Carnicos), C.A.	Venezuela
Arcos Dorados de Uruguay S.A.	Uruguay
Gerencia Operativa ARC, C.A.	Venezuela

Compañía Operativa de Alimentos COR, C.A.	Venezuela
Golden Arch Development LLC	Delaware
LatAm, LLC	Delaware
Logistics and Manufacturing LOMA Co.	Delaware
Management Operations Company	Delaware
Operaciones Arcos Dorados de Perú, S.A.	Peru
Restaurant Realty of Mexico, Inc.	Delaware
Sistemas Central America, S.A.	Panama
Sistemas McOpCo Panama, S.A.	Panama
Arcos Dorados Latam LLC	Delaware
Arcos SEM Panama SA	Panama
Arcos Dorados Paisas S.A.S.	Colombia
Arcos Mendocinos S.A.	Argentina
Arcos Santafesinos S.A.	Argentina